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                                                                  EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Security Dynamics Technologies, Inc. 1998 Non-Officer Employee Stock Incentive Plan of our report dated April 8, 1996 with respect to the consolidated financial statements and schedule of RSA Data Security, Inc. as of and for the periods indicated therein, not presented separately in the Annual Report (Form 10-K) of Security Dynamics Technologies, Inc. for the year ended December 31, 1997.

                                                      /s/ ERNST & YOUNG LLP

Palo Alto, California
January 22, 1999